Exhibit 99.1

Southern First Reports Results for First Quarter of 2018

Greenville, South Carolina, April 24, 2018 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $5.2 million, or $0.67 per diluted share, for the first quarter of 2018. In comparison, net income available to common shareholders was $3.1 million, or $0.46 per diluted share, for the first quarter of 2017.

2018 First Quarter Highlights
●	Net income to common shareholders increased 68% to $5.2 million for Q1 2018 compared to $3.1 million for Q1 2017
●	Total loans increased 20% to $1.46 billion at Q1 2018, compared to $1.22 billion at Q1 2017
●	Total deposits increased 26% to $1.52 billion at Q1 2018, compared to $1.21 billion at Q1 2017
●	Efficiency ratio improved to 55.9% for Q1 2018, compared to 61.2% for Q1 2017
●	Added banking talent in Raleigh, Columbia, and Atlanta markets
●	Entering the Greensboro/Triad region of North Carolina with a team of three new bankers

“The first quarter of 2018 was simply outstanding as the Southern First team generated record earnings of $5.2 million. Our performance was highlighted by strong growth in new client relationships and retail deposits as well as excellent production by our mortgage team,” stated Art Seaver, the Company’s Chief Executive Officer. “We continue to add experienced bankers to our team, and we are excited to announce our expansion into the Greensboro, North Carolina market.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2018	2017	2017	2017	2017
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$5,214	2,080	4,250	3,604	3,112
Earnings per common share, diluted	0.67	0.27	0.55	0.49	0.46
Total revenue(1)	16,462	15,789	15,851	14,915	13,658
Net interest margin (tax-equivalent)(2)	3.63%	3.59%	3.60%	3.49%	3.61%
Return on average assets(3)	1.28%	0.52%	1.09%	0.97%	0.92%
Return on average equity(3)	13.88%	5.50%	11.60%	10.92%	11.27%
Efficiency ratio(4)	55.92%	54.61%	55.55%	58.75%	61.21%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,459,382	1,387,070	1,327,739	1,299,827	1,218,680
Total deposits	1,520,523	1,381,123	1,342,577	1,297,911	1,211,274
Core deposits(6)	1,276,523	1,221,363	1,160,906	1,085,687	1,001,069
Total assets	1,729,299	1,624,625	1,557,684	1,539,226	1,467,938
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.01%	13.27%	13.58%	13.42%	11.93%
Tier 1 risk-based capital ratio	11.90%	12.11%	12.38%	12.21%	10.68%
Leverage ratio	10.27%	10.26%	10.36%	10.43%	9.21%
Common equity tier 1 ratio(8)	10.98%	11.15%	11.37%	11.19%	9.58%
Tangible common equity(9)	8.95%	9.21%	9.47%	9.27%	7.74%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.43%	0.46%	0.39%	0.37%	0.47%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.05%	0.10%	0.08%	0.07%	0.02%
Allowance for loan losses as a percentage of loans(5)	1.09%	1.12%	1.17%	1.19%	1.25%
Allowance for loan losses as a percentage of nonaccrual loans	217.92%	212.60%	278.05%	293.75%	247.43%

Operating Results
Net interest margin for the first quarter of 2018 was 3.63%, compared to 3.59% for the prior quarter and 3.61% for the first quarter of 2017. During the first quarter of 2018, our average interest-earning assets increased by $259.0 million, compared to the first quarter of 2017, while the yield on our interest-earning assets increased by ten basis points. In comparison, our average interest-bearing liabilities increased by $182.2 million during the first quarter of 2018, compared to the first quarter of 2017, with the respective cost increasing by twelve basis points.

Noninterest income was $2.4 million and $2.1 million for the three months ended March 31, 2018 and 2017, respectively. The increase in noninterest income during the three-month period ended March 31, 2018 relates primarily to an increase in mortgage banking revenue during the first quarter of 2018 as well as increases in income derived from bank owned life insurance and ATM/debit card income which is included in other income. Specifically, mortgage banking revenue was $1.3 million and $1.1 million for the three months ended March 31, 2018 and 2017, respectively.

Noninterest expense was $9.2 million and $8.4 million for the three months ended March 31, 2018 and 2017, respectively. The increase in noninterest expense during the three-month period ended March 31, 2018 relates primarily to increases in compensation and benefits, occupancy, and professional fees, partially offset by a decrease in other noninterest expenses. Included in noninterest expense are mortgage banking expenses of $964 thousand and $849 thousand for the three months ended March 31, 2018 and 2017, respectively.

During the first quarter of 2018, we recorded total credit costs of $506 thousand, including a $500 thousand provision for loan losses and $6 thousand of expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the first quarter of 2018 of $171 thousand, or 0.05% of average loans, annualized. During the first quarter of 2017, our total credit costs were $513 thousand, including a $500 thousand provision for loan losses and $13 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the first quarter of 2017 were $68 thousand, or 0.02% of average loans on an annual basis. Our allowance for loan losses was $15.9 million, or 1.09% of loans, at March 31, 2018 which provides approximately 218% coverage of nonaccrual loans, compared to $15.3 million, or 1.25% of loans, and approximately 247% coverage of nonaccrual loans at March 31, 2017.

Nonperforming assets were $7.5 million, or 0.43% of total assets, as of March 31, 2018. Comparatively, nonperforming assets were $6.8 million, or 0.47% of total assets, at March 31, 2017. Of the $7.5 million in total nonperforming assets as of March 31, 2018, nonperforming loans represent $7.3 million and other real estate owned represents $242 thousand. Classified assets improved to 9% of tier 1 capital plus the allowance for loan losses at March 31, 2018, compared to 12% at March 31, 2017.

Gross loans were $1.5 billion, excluding mortgage loans held for sale, as of March 31, 2018, compared to $1.2 billion at March 31, 2017. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.3 billion at March 31, 2018 compared to $1.0 billion at March 31, 2017.

Shareholders’ equity totaled $154.7 million as of March 31, 2018, compared to $149.7 million at December 31, 2017, and $113.6 million at March 31, 2017. As of March 31, 2018, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2018-2017	December 31	September 30	June 30
(in thousands, except per share data)	2018	2017	% Change	2017	2017	2017
Earnings Summary
Interest income	$17,178	13,959	23.1%	16,364	15,955	14,931
Interest expense	3,136	2,352	33.3%	2,756	2,646	2,579
Net interest income	14,042	11,607	21.0%	13,608	13,309	12,352
Provision for loan losses	500	500	-	500	500	500
Noninterest income	2,420	2,051	18.0%	2,181	2,542	2,563
Noninterest expense	9,205	8,360	10.1%	8,623	8,806	8,763
Income before provision for income taxes	6,757	4,798	40.8%	6,666	6,545	5,652
Income tax expense	1,543	1,686	(8.5)%	4,586	2,295	2,048
Net income available to common shareholders	$5,214	3,112	67.5%	2,080	4,250	3,604
Basic weighted average common shares	7,337	6,437	14.0%	7,304	7,282	6,987
Diluted weighted average common shares	7,727	6,830	13.1%	7,697	7,668	7,366
Earnings per common share – Basic	$0.71	0.48	47.9%	0.29	0.58	0.52
Earnings per common share – Diluted	0.67	0.46	45.7%	0.27	0.55	0.49

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2018-2017	December 31	September 30	June 30
(in thousands, except per share data)	2018	2017	% Change	2017	2017	2017
Balance Sheet Highlights
Assets	$1,729,299	1,467,938	17.8%	1,624,625	1,557,684	1,539,226
Investment securities	61,562	68,359	(9.9)%	72,065	81,504	85,410
Mortgage loans held for sale	10,885	7,452	46.1%	11,790	9,124	11,480
Loans	1,459,382	1,218,680	19.8%	1,387,070	1,327,739	1,299,829
Allowance for loan losses	15,852	15,287	3.7%	15,523	15,579	15,444
Other real estate owned	242	669	(63.8)%	242	420	428
Noninterest bearing deposits	297,892	253,320	17.6%	295,680	272,758	271,669
Interest bearing deposits	1,222,631	957,954	27.6%	1,085,443	1,069,819	1,026,242
Total deposits	1,520,523	1,211,274	25.5%	1,381,123	1,342,577	1,297,911
Other borrowings	28,600	117,700	(75.7)%	67,200	39,200	73,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	154,739	113,566	36.3%	149,686	147,449	142,736
Total shareholders’ equity	154,739	113,566	36.3%	149,686	147,449	142,736
Common Stock
Book value per common share	$20.96	17.53	19.6%	20.37	20.15	19.52
Stock price:
High	46.55	37.20	25.1%	42.90	37.45	37.05
Low	41.00	32.30	26.9%	36.75	33.50	31.75
Period end	44.50	32.65	36.3%	41.25	36.35	37.05
Common shares outstanding	7,382	6,480	13.9%	7,348	7,319	7,314
Other
Loans to deposits	95.98%	100.61%	(4.6)%	100.43%	98.89%	100.15%
Team members	211	184	14.7%	198	198	199
Average Balances ($ in thousands):
Loans(5)	$1,444,343	1,206,088	19.8%	1,351,355	1,314,061	1,250,077
Deposits	1,431,967	1,119,043	28.0%	1,369,547	1,328,481	1,263,844
Assets	1,645,846	1,377,362	19.5%	1,589,206	1,549,875	1,495,312
Equity	152,374	111,966	36.1%	149,928	145,294	132,380

Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) March 31, 2018 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Annualized for the respective three month period.
(11) Includes loans held for sale.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2018	2017	2017	2017	2017
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	244	245	266
Non-owner occupied RE	1,525	1,581	2,049	2,205	2,514
Construction	-	-	-	-	-
Commercial business	102	910	1,116	1,324	1,616
Consumer
Real estate	1,091	992	1,267	534	541
Home equity	1,730	1,145	195	197	257
Construction	-	-	-	-	-
Other	-	1	2	4	5
Nonaccruing troubled debt restructurings	2,826	2,673	730	749	979
Total nonaccrual loans	7,274	7,302	5,603	5,258	6,178
Other real estate owned	242	242	420	428	669
Total nonperforming assets	$7,516	7,544	6,023	5,686	6,847
Nonperforming assets as a percentage of:
Total assets	0.43%	0.46%	0.39%	0.37%	0.47%
Total loans	0.52%	0.54%	0.45%	0.44%	0.56%
Accruing troubled debt restructurings	$5,649	5,145	6,954	6,010	5,795

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2018	2017	2017	2017	2017
Allowance for Loan Losses
Balance, beginning of period	$15,523	15,579	15,444	15,287	14,855
Loans charged-off	(293)	(676)	(399)	(373)	(190)
Recoveries of loans previously charged-off	122	120	34	30	122
Net loans charged-off	(171)	(556)	(365)	(343)	(68)
Provision for loan losses	500	500	500	500	500
Balance, end of period	$15,852	15,523	15,579	15,444	15,287
Allowance for loan losses to gross loans	1.09%	1.12%	1.17%	1.19%	1.25%
Allowance for loan losses to nonaccrual loans	217.92%	212.60%	278.05%	293.75%	247.43%
Net charge-offs to average loans QTD (annualized)	0.05%	0.17%	0.11%	0.11%	0.02%

LOAN COMPOSITION

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2018	2017	2017	2017	2017
Commercial
Owner occupied RE	$339,444	316,818	317,262	310,696	288,300
Non-owner occupied RE	339,231	312,798	301,360	292,001	258,449
Construction	56,210	51,179	32,332	42,447	36,889
Business	234,820	226,158	214,898	212,703	208,590
Total commercial loans	969,705	906,953	865,852	857,847	792,228
Consumer
Real estate	275,731	273,050	250,483	233,401	230,695
Home equity	155,507	156,141	150,371	147,091	143,673
Construction	35,017	28,351	38,766	39,758	31,535
Other	23,422	22,575	22,267	21,732	20,549
Total consumer loans	489,677	480,117	461,887	441,982	426,452
Total gross loans, net of deferred fees	1,459,382	1,387,070	1,327,739	1,299,829	1,218,680
Less—allowance for loan losses	(15,852)	(15,523)	(15,579)	(15,444)	(15,287)
Total loans, net	$1,443,530	1,371,547	1,312,160	1,284,385	1,203,393

DEPOSIT COMPOSITION

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2018	2017	2017	2017	2017
Non-interest bearing	$297,892	295,680	272,758	271,669	253,320
Interest bearing:
NOW accounts	243,418	229,945	209,607	226,724	228,640
Money market accounts	642,333	545,029	533,575	452,385	391,923
Savings	15,952	16,298	15,659	15,345	15,688
Time, less than $100,000	56,778	55,461	54,133	51,328	49,367
Time and out-of-market deposits, $100,000 and over	264,150	238,710	256,845	280,460	272,336
Total deposits	$1,520,523	1,381,123	1,342,577	1,297,911	1,211,274

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2018-2017	December 31	September 30	June 30
(dollars in thousands)	2018	2017	% Change	2017	2017	2017
Noninterest income
Mortgage banking income	$1,328	1,057	25.6%	1,089	1,403	1,603
Service fees on deposit accounts	257	278	(7.6)%	283	324	284
Income from bank owned life insurance	220	183	20.2%	220	224	183
Gain on sale of investment securities	(1)	-	n/m	3	-	1
Other income	616	533	15.6%	586	591	492
Total noninterest income	$2,420	2,051	18.0%	2,181	2,542	2,563
Noninterest income to average assets(3)	0.60%	0.60%	-	0.54%	0.65%	0.69%

Noninterest expense
Compensation and benefits	$5,843	5,273	10.8%	5,295	5,698	5,525
Occupancy	1,137	967	17.6%	1,079	1,043	1,033
Other real estate owned expenses	6	13	(53.8)%	190	28	(3)
Data processing and related costs	736	745	(1.2)%	796	794	823
Insurance	313	289	8.3%	301	258	297
Professional fees	476	313	52.1%	333	334	382
Marketing	209	210	(0.5)%	131	199	196
Other	485	550	(11.8)%	498	452	510
Total noninterest expenses	$9,205	8,360	10.1%	8,623	8,806	8,763
Noninterest expense to average assets(3)	2.27%	2.46%	(7.7)%	2.15%	2.25%	2.35%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2018	2017	2017	2017	2017
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	1.62%	1.29%	1.31%	1.10%	0.78%
Investment securities, taxable	2.18%	1.95%	2.05%	2.02%	2.06%
Investment securities, nontaxable	4.19%	3.91%	3.67%	3.94%	4.04%
Loans(11)	4.65%	4.59%	4.59%	4.55%	4.52%
Total interest-earning assets	4.44%	4.31%	4.31%	4.21%	4.34%
Interest-bearing liabilities
NOW accounts	0.15%	0.16%	0.18%	0.19%	0.18%
Savings & money market	1.07%	0.90%	0.84%	0.74%	0.58%
Time deposits	1.38%	1.21%	1.08%	0.99%	0.89%
Total interest-bearing deposits	0.97%	0.84%	0.78%	0.70%	0.58%
FHLB advances and other borrowings	3.25%	3.36%	3.50%	3.87%	3.28%
Junior subordinated debentures	3.48%	3.49%	3.43%	3.32%	3.15%
Total interest-bearing liabilities	1.06%	0.96%	0.93%	0.95%	0.94%
Net interest spread	3.38%	3.35%	3.38%	3.26%	3.40%
Net interest income (tax equivalent) / margin	3.63%	3.59%	3.60%	3.49%	3.61%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $1.7 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070
MEDIA CONTACT: ART SEAVER 864-679-9010
WEB SITE: www.southernfirst.com